Exhibit 99(a)

GE 2003 Earnings Reach a Record $15.6 Billion,
With Cash Flow Up 28% to $12.9 Billion;
Fourth-Quarter Orders Rise 19%

     Fairfield, Conn., January 16, 2004 -- GE achieved record earnings before required accounting changes in 2003 of $15.6 billion, or $1.55 per share, and grew cash flow from operating activities 28%, the company announced today.

     "GE had a solid 2003, with eight of 13 businesses delivering double-digit earnings growth for the year," said GE Chairman and CEO Jeff Immelt. "We did an excellent job driving cash flow growth. We positioned our company for long-term value enhancement, reorganized our businesses around our customers, and made major progress on our growth initiatives.

     "We were encouraged by a 19% rise in fourth-quarter orders," Immelt said. "The increase was broad-based, with all of our industrial businesses experiencing growth. In addition, financing volumes grew 13% at Commercial Finance's mid-market businesses, and Consumer Finance grew its assets more than 30%. GE has strong momentum going into 2004."

     GE will discuss preliminary fourth-quarter and full-year results on a conference call and Webcast to be held at 8:30 a.m. ET today. Call information and related charts are available at www.ge.com/investor.

     Highlights of preliminary fourth-quarter and full-year 2003 results:

  Fourth-quarter earnings were $4.560 billion, or $.45 per share, up 45% from $.31 per share in fourth quarter 2002. Nine of GE's 13 businesses -- Aircraft Engines, Commercial Finance, Consumer Finance, Consumer Products, Insurance, NBC, Plastics, Specialty Materials and Transportation Systems -- had double-digit earnings growth in the quarter. Quarterly comparisons were affected by the 2002 after-tax charge of $1.4 billion recorded at ERC and, in 2003, lower earnings from Power Systems and lower non-cash earnings from GE's U.S. pension plans. Excluding these items, earnings in fourth quarter 2003 grew 11%.

  Fourth-quarter revenues were $37.0 billion, up 4% over last year's $35.5 billion. Industrial sales increased 4% to $20.6 billion; excluding Power Systems, industrial sales rose 10%. Financial services revenues rose 6% to $16.5 billion.

  Full-year 2003 earnings before required accounting changes grew 3% to a record $15.6 billion, or $1.55 per share, from last year's $15.1 billion, or $1.51 per share. Eight of GE's 13 businesses -- Commercial Finance, Consumer Finance, Consumer Products, Insurance, Medical Systems, NBC, Specialty Materials and Transportation Systems -- delivered double-digit earnings growth for the year. Revenues for the year grew 1% to $134.2 billion, with industrial sales declining 4% to $70.4 billion and financial services revenues growing 10% to $64.3 billion. Excluding Power Systems, earnings grew 17% and revenues increased 6%.

  Cash generated from GE's operating activities in 2003 totaled $12.9 billion, up 28% from $10.1 billion last year.

  Net earnings -- earnings after required accounting changes -- were up 6% to $15.0 billion, or $1.49 per share in 2003, compared with $14.1 billion, or $1.41 per share, in 2002. Net earnings in both years reflected charges for the cumulative effects of accounting changes -- $587 million ($.06 per share) in 2003 to consolidate special purpose entities and record effects of asset retirement obligations, and $1.015 billion ($.10 per share) in 2002 to adopt revised accounting for goodwill.

     GE reorganized its 13 businesses into 11 as of January 1, 2004. Highlights for 2003 are presented below according to the organization of 2003.

     Immelt said, "In 2004, we intend to continue our excellent operating performance and execute on our strategic initiatives. We expect to have broad-based earnings growth, with nine of our 11 businesses delivering double-digit earnings growth this year and with cash flow growing at a double-digit rate. We will work through the final year of Power Systems' down cycle, lower non-cash pension earnings, and the impact of our major transactions. Our company will enter 2005 positioned for double-digit earnings growth, with a tremendously strong set of businesses led by a terrific management team."

     (Note: unaudited figures and forward-looking statements relating to the financial performance of GE have not been prepared or verified to the standards required by the UK City Code on Takeovers and Mergers, including its requirements for reports by auditors and financial advisers.)

Fourth Quarter 2003 Business Highlights

NBC

  Signed definitive agreement with Vivendi Universal to merge NBC with Vivendi Universal Entertainment and create one of the world's fastest-growing media companies.

  Led the key prime-time demographic of adults 18-49 in regular programming by a 16% margin during the quarter, with a schedule including the No. 1 comedy (Friends), the No. 2 drama (ER), the No. 1 new drama (Las Vegas) and the No. 1 new series (Average Joe).

  Won the November prime-time "sweeps" period among adults 18-49 for the fourth straight year.

  Increased Bravo's prime-time ratings in its key demographic of adults 25-54 by more than 80% over last year.

  Increased Telemundo's ratings among adults 18-49 in every daypart, with total day ratings up 33 percent over a year ago.

Medical Systems

  Reached agreement to acquire U.K.-based Amersham plc, a world leader in medical diagnostics and life sciences, creating a new opportunity for GE to develop personalized medicine.

  Increased total orders 21% over fourth quarter 2002 to $3.5 billion, highlighted by 62% growth in PET (positron emission tomography) orders and 9% growth in ultrasound orders.

  Increased global services orders 11% to $1.4 billion, led by strong growth in core services in Europe and Asia.

  Won 50 orders in the quarter for the new GE Innova 4100, the first all-digital flat panel vascular imaging system, bringing total orders to 126 since its introduction in March 2003.

Aircraft Engines

  Received significant orders with its global partners for engines and services in the quarter, with its share totaling $2.7 billion, 7% higher than fourth quarter 2002.

  Completed the acquisition of Agfa-Gevaert's non-destructive testing business, giving GE technology for potential applications in the rail, energy, automotive, petrochemical and aviation industries.

  Completed the longest-ever "engine-out" demonstration flight for a twin-engine aircraft, with Boeing's 777-300ER test plane flying nearly six hours with one of its two GE90-115B engines intentionally shut off.

  Placed CFM56 engines from CFMI, a joint company of GE and Snecma Moteurs, on 30 Boeing aircraft purchased by China Aircraft Supply Corporation, with the engines valued at approximately $300 million.

  Completed qualification testing of the high-thrust F110-GE-132 engine, clearing the way for it to enter service on Lockheed Martin's Block 60 F-16 aircraft.

Power Systems

  Added $2.4 billion to its contractual service commitments, with agreements now covering 12% more gas turbines and 18% more sites than at year-end 2002.

  Won agreement to supply 215 of its 1.5 megawatt wind turbines, including 20 to Rokkasyomura Wind Development Co. Ltd. for its Rokkasho-mura Wind Project, one of Japan's largest wind power installations.

  Won power generation equipment orders from Chinese customers, including orders for 10 gas turbines and four 250-megawatt hydro pump turbines.

  Introduced the LMS100 aeroderivative gas turbine, the most efficient turbine of its kind at 46% thermal efficiency, incorporating technology from Power Systems' F technology frame gas turbines and Aircraft Engines CF6-80C/E engines.

Commercial Finance

  Agreed to acquire HPSC, Inc., a premier provider of financing to medical and dental practices with over $1 billion in managed assets in a rapidly growing sector.

  Tendered an offer to purchase Sophia S.A. of France, a public real estate company, with approximately $5 billion of assets.

  Signed an agreement to lease 10 new Airbus 318s to Mexicana, and ended the year with all aircraft ordered for 2004 placed with carriers, and only three out of a fleet of 1,215 aircraft on the ground.

  Agreed to acquire $1.8 billion in assets from IKON Office Solutions, and agreed to fund and service IKON's future office equipment lease originations and rental contracts in the U.S. and Canada.

Consumer Finance

  Agreed to acquire RSGB in France and Orient Consumer Credit in Singapore, which will add approximately $800 million of assets and expand Consumer Finance's presence in growing markets for secured debt consolidation and the financing of used autos.

  Extended U.S. private-label credit card (PLCC) agreement with Wal-Mart Stores, Inc. through 2009, re-launched the Wal-Mart Card with a robust set of new features, and launched the first PLCC programs for Wal-Mart and Sam's Club stores in Canada.

  Expanded relationship with Tesco in Thailand to offer a new co-branded bank card that combines the benefits of a private label credit card's in-store and loyalty benefits with acceptance at over 30 million locations worldwide.

Insurance

  Announced the intention to pursue an initial public offering (IPO) of a new company named Genworth Financial, Inc. that will comprise most of GE's life and mortgage insurance operations.

  Completed the sale of Financial Guaranty Insurance Company to a group of investors led by The PMI Group, Inc., realizing a total value from the transaction of approximately $2.19 billion, with cash proceeds of $1.89 billion.

Transportation Systems

  Received $919 million in total orders, 57% higher than in fourth quarter 2002, from major railroads including Union Pacific and Norfolk Southern.

  Continued global growth with shipments of 30 modernization kits to Kazakhstan and orders from Greece National Railways, the Italian National Railroad, and Brazil's CVRD.

  Shipped 15 pre-production GE Evolution Series™ locomotives; the new model has logged more than half a million revenue-producing service miles to date, the equivalent of more than five years of testing.

Specialty Materials

  Completed the previously announced sale of its Superabrasives unit to Littlejohn & Co.

  Launched six new Water Technologies products, including a new "Mobile Water" platform, which provides industrial facilities with temporary or emergency sources of water treatment and purification.

Industrial Systems

  Became the exclusive provider of security equipment and a preferred provider of structured wiring equipment to Toll Brothers, Inc., one of the nation's leading builders of luxury homes.

Consumer Products

Introduced ranges with Trivection TechnologyTM, which provides oven-cooked quality up to five times faster than traditional ovens.

Earned Good Housekeeping's "Good Buy Award" for the GE Profile HarmonyTM Clothes Care System.

Plastics

  Won recognition at the Society of Plastics Engineers' International Innovation Awards for the use of Lexan® SLX™ film on the roof module of Daimler Chrysler AG's new smart™ Roadster.

     GE (NYSE: GE) is a diversified technology and services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at http://www.ge.com.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More information about those factors is contained in GE's filings with the U.S. Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in our GAAP Reconciliation file on our investor relations website at:

http://www.ge.com/en/company/investor/webcast/webcast_01162004.htm

Contact: General Electric, Fairfield
David Frail, 203/373-3387
david.frail@corporate.ge.com

General Electric Company
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)

Fourth quarter ended December 31	2003	2002	V%	2003	2002	V%	2003	2002	V%

Revenues
Sales of goods and services	$21,144	$20,437		$20,581	$19,724		$646	$802
Earnings of GECS	-	-		2,275	91		-	-
GECS revenues from services	15,627	14,661		-	-		15,872	14,788
Other income	193	415		187	431		-	-

Total revenues	36,964	35,513	4%	23,043	20,246	14%	16,518	15,590	6%

Costs and expenses
Cost of sales, operating and administrative expenses	23,833	22,658		17,388	16,262		6,646	6,556
Interest and other financial charges	2,769	2,626		236	125		2,654	2,573
Insurance losses and policyholder and annuity benefits	3,813	6,143		-	-		3,813	6,143
Provision for losses on financing receivables	953	997		-	-		953	997
Minority interest in net earnings of consolidated affiliates	71	76		58	46		13	30

Total costs and expenses	31,439	32,500	(3)%	17,682	16,433	8%	14,079	16,299	(14)%

Earnings before income taxes	5,525	3,013		5,361	3,813		2,439	(709)
Provision for income taxes	(965)	89		(801)	(711)		(164)	800

Net earnings	$4,560	$3,102	47%	$4,560	$3,102	47%	$2,275	$91	F

Per-share amounts
Diluted earnings per share	$0.45	$0.31	45%
Basic earnings per share	$0.45	$0.31	45%

Dividends declared per share	$0.20	$0.19

Dollar amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2002 Annual Report to Share Owners for further information about consolidation matters.

General Electric Company
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)

Years ended December 31	2003	2002	V%	2003	2002	V%	2003	2002	V%

Revenues
Sales of goods and services	$72,354	$76,234		$70,442	$73,317		$2,228	$3,296
Earnings of GECS before accounting changes	-	-		7,754	4,626		-	-
GECS revenues from services	61,231	54,963		-	-		62,051	55,403
Other income	602	1,013		645	1,106		-	-

Total revenues	134,187	132,210	1%	78,841	79,049	0%	64,279	58,699	10%

Costs and expenses
Cost of sales, operating and administrative expenses	83,440	82,085		59,273	59,327		24,968	23,382
Interest and other financial charges	10,579	10,216		941	569		10,016	9,935
Insurance losses and policyholder and annuity benefits	16,222	17,608		-	-		16,222	17,608
Provision for losses on financing receivables	3,752	3,084		-	-		3,752	3,084
Minority interest in net earnings of consolidated affiliates	290	326		181	183		109	143

Total costs and expenses	114,283	113,319	1%	60,395	60,079	1%	55,067	54,152	2%

Earnings before income taxes and accounting changes	19,904	18,891		18,446	18,970		9,212	4,547
Provision for income taxes	(4,315)	(3,758)		(2,857)	(3,837)		(1,458)	79

Earnings before accounting changes	$15,589	$15,133	3%	$15,589	$15,133	3%	$7,754	$4,626	68%

Cumulative effect of accounting changes	(587)	(1,015)		(587)	(1,015)		(339)	(1,015)

Net earnings	$15,002	$14,118	6%	$15,002	$14,118	6%	$7,415	$3,611	105%

Per-share amounts before accounting changes
Diluted earnings per share	$1.55	$1.51	3%
Basic earnings per share	$1.56	$1.52	3%

Per-share amounts after accounting changes
Diluted earnings per share	$1.49	$1.41	6%
Basic earnings per share	$1.50	$1.42	6%

Dividends declared per share	$0.77	$0.73

Dollar amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2002 Annual Report to Share Owners for further information about consolidation matters.

Summary of Operating Segments
General Electric Company and Consolidated Affiliates

	FOURTH QUARTER			TOTAL YEAR

(Dollars in millions)	2003	2002	V%	2003	2002	V%

Revenues
Aircraft Engines	$3,058	$3,079	(1)	$10,703	$11,141	(4)
Commercial Finance	5,045	4,839	4	18,869	17,781	6
Consumer Finance	3,541	2,730	30	12,845	10,266	25
Consumer Products	2,229	2,220	-	8,282	8,456	(2)
Equipment Management	1,300	1,235	5	4,707	4,766	(1)
Industrial Products and Systems	2,283	2,033	12	8,396	7,441	13
Insurance	6,210	6,068	2	26,194	23,296	12
Medical Systems	3,320	2,750	21	10,198	8,955	14
NBC	1,928	1,794	7	6,871	7,149	(4)
Plastics	1,385	1,317	5	5,245	5,245	-
Power Systems	5,535	6,006	(8)	18,462	22,926	(19)
Specialty Materials	882	708	25	3,126	2,406	30
Transportation Systems	857	717	20	2,543	2,314	10
All Other GECS	422	718	(41)	1,664	2,590	(36)
Corporate items and eliminations	(1,031)	(701)	(47)	(3,918)	(2,522)	(55)

Consolidated revenues	$36,964	$35,513	4	$134,187	$132,210	1

Segment profit (a)
Aircraft Engines	$630	$561	12	$2,148	$2,060	4
Commercial Finance	1,133	855	33	3,765	3,189	18
Consumer Finance	506	368	38	2,161	1,799	20
Consumer Products	166	139	19	557	495	13
Equipment Management	41	88	(53)	172	313	(45)
Industrial Products and Systems	159	164	(3)	631	597	6
Insurance	478	(1,033)	F	2,102	(95)	F
Medical Systems	572	532	8	1,701	1,546	10
NBC	536	470	14	1,998	1,658	21
Plastics	151	137	10	422	843	(50)
Power Systems	1,162	1,375	(15)	4,076	6,255	(35)
Specialty Materials	102	85	20	381	282	35
Transportation Systems	168	134	25	460	402	14
All Other GECS	117	(187)	F	(446)	(580)	23

Total segment profit	5,921	3,688	61	20,128	18,764	7

GE corporate items and eliminations	(324)	250	U	(741)	775	U
GE interest and other financial charges	(236)	(125)	(89)	(941)	(569)	(65)
GE provision for income taxes	(801)	(711)	(13)	(2,857)	(3,837)	26

Earnings before accounting changes	4,560	3,102	47	15,589	15,133	3

Cumulative effect of accounting changes				(587)	(1,015)

Consolidated net earnings	$4,560	$3,102	47	$15,002	$14,118	6

(a) Segment profit excludes the effects of pension and other retiree benefit plans, accounting changes, certain restructuring and other charges, and certain gains/losses from dispositions. Segment profit includes or excludes interest and other financial charges and segment income taxes according to how segment management is measured - excluded in determining operating profit for Aircraft Engines,
Consumer Products, Industrial Products and Systems, Medical Systems, NBC, Plastics, Power Systems, Specialty Materials and
Transportation Systems, but included in determining net earnings for Commercial Finance, Consumer Finance, Equipment
Management, Insurance and All Other GECS.